Exhibit 21.1

REGISTRANT’S SUBSIDIARIES

Following is a list of the Registrant’s subsidiaries and the state of incorporation or other jurisdiction.

State of Incorporation or
Name of Subsidiary	Other Jurisdiction

Ameris Bank	State of Georgia

Ameris Statutory Trust I	State of Delaware

Ameris Sub Holding Company, Inc.	State of Delaware

Moultrie Real Estate Holdings, Inc.	State of Delaware

Quitman Real Estate Holdings, Inc.	State of Delaware

Thomas Real Estate Holdings, Inc.	State of Delaware

Citizens Real Estate Holdings, Inc.	State of Delaware

Cairo Real Estate Holdings, Inc.	State of Delaware

Southland Real Estate Holdings, Inc.	State of Alabama

Cordele Real Estate Holdings, Inc.	State of Delaware

First National Real Estate Holdings, Inc.	State of Delaware

M&F Real Estate Holdings, Inc.	State of Delaware

Tri-County Real Estate Holdings, Inc.	State of Delaware

First National Banc Statutory Trust I	State of Delaware

Prosperity Bank Statutory Trust II	State of Connecticut

Prosperity Bank Statutory Trust III	State of Delaware

Prosperity Bank Statutory Trust IV	State of Delaware

Prosperity Banking Capital Trust I	State of Delaware

Prosperity Land Holdings, LLC	State of Florida

Coastal Bankshares Statutory Trust I	State of Delaware

Coastal Bankshares Statutory Trust II	State of Connecticut

Merchants & Southern Statutory Trust I	State of Delaware

Merchants & Southern Statutory Trust II	State of Delaware

Each subsidiary conducts business under the name listed above.